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                                                                    Exhibit 23.2


                        Consent of Independent Auditors

We consent to the reference to our firm in Item 5., "Interests of Named Experts and Counsel," in the Registration Statement (Form S-8) pertaining to the registration of 2,000,000 shares of The Williams Companies, Inc. common stock to be used in connection with The Williams Communications Stock Plan and to the incorporation by reference therein of our report dated April 3, 1998, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc. for the three years ended December 31, 1997, which have been restated to reflect the acquisition of MAPCO Inc., which has been accounted for as a pooling of interest, included in The Williams Companies, Inc. Current Report on Form 8-K dated May 18, 1998, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
August 11, 1998